Exhibit 99.1

Company Contact:
Mr. Ryan Hua,
Vice President Operations
Cleantech Solutions International, Inc.
Tel: +86-138-6188-0987
Email: ryanhua@cleantechsolutionsinternational.com

Web: www.cleantechsolutionsinternational.com

Investor Relations Contact:
Ms. Elaine Ketchmere
CCG Investor Relations
Tel: +1-310-954-1345
Email: elaine.ketchmere@ccgir.com
Web: www.ccgirasia.com

Cleantech Solutions Delivers Sample Orders for Sapphire Chambers and Solar Furnace

Wuxi, Jiangsu Province, China – February 24, 2012 – Cleantech Solutions International, Inc. (“Cleantech Solutions” or “the Company”) (NASDAQ: CLNT), a manufacturer of metal components and assemblies, primarily for the wind power industry as well as solar and other industries, announced today that the Company has delivered two units of sample sapphire chambers and one unit of a solar furnace to its international customer.

In August 2011, Cleantech Solutions received a sample order from this customer to deliver the solar furnace, which is used in the manufacture of poly-silicon wafers. In August 2011, the Company received a sample order to deliver to this customer sapphire chambers, which can be used in the manufacturing of LED general lighting applications. Cleantech Solutions delivered these sample orders by February 15, 2012. Following the completion of testing and approval of the initial units by the customer, the Company expects its customer to place additional orders for sapphire chambers and solar furnaces. However, the Company cannot predict the extent or timing of new orders if follow-on orders are placed.

“Following delivery of the sample orders, we are in close contact with our customer to provide technical consulting as required. We believe there is a significant market potential for our solar furnaces used in manufacturing of poly-silicon wafers,” commented Mr. Jianhua Wu, Chairman and CEO of Cleantech Solutions. “The general LED lighting market continues to present an attractive growth opportunity driven by governments worldwide encouraging the transition from fluorescent and incandescent lighting in commercial and residential applications to LED lighting, which is more energy efficient. We are optimistic about the growth of our solar business and entry into the LED general lighting industry. In fiscal 2012, we hope to see an increasing revenue contribution from the clean energy sector.”

About Cleantech Solutions International

Cleantech Solutions supplies forgings products, fabricated products and machining services to a range of clean technology customers, primarily in the wind power sector. Cleantech Solutions is committed to achieving long-term growth through ongoing technological improvement, capacity expansion, and the development of a strong customer base. The Company’s website is www.cleantechsolutionsinternational.com.  Any information on the Company’s website or any other website is not a part of this press release.  For more information visit our website at http://www.cleantechsolutionsinternational.com. Information contained on our website and any other website does not constitute a part of this press release.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary and affiliated companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website, including factors described in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form 10-K for the year ended December 31, 2010 and in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form 10-Q for the quarter ended September 30, 2011. All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

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